Exhibit 4.11

IRREVOCABLE WAIVER
OF
RIGHT TO DESIGNATE SERIES A DIRECTOR

May 16, 2014
Reference is hereby made to Section (5)(b) of Certificate of Designation of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on October 1, 2012 (the “Certificate”) of Alimera Sciences, Inc., a Delaware company (the “Company”), pursuant to which the holders of Series A Preferred Stock, voting as single class, are entitled to elect the Series A Director designated by the Second Lead Purchaser at any election of the Company’s Class II Directors so long as the Second Lead Purchaser continues to hold at least 50% of the shares of Series A Preferred Stock originally issued to such Second Lead Purchaser at the closing under the Purchase Agreement (or shares of Common Stock issued upon conversion thereof). Capitalized terms used herein but not otherwise defined shall have the meanings attributed to such terms under the Certificate.
The undersigned holders of Series A Preferred Stock hereby irrevocably waive the right of Sofinnova Venture Partners VIII, L.P. as Second Lead Purchaser under the Certificate to designate the Series A Director. Such waiver is limited to the right to designate the Series A Director and the undersigned holders of Series A Preferred Stock do not waive any other right such holders have under the Certificate.
[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned parties have executed this Irrevocable Waiver of Right to Designate Series A Director as of the date first above written.
ALIMERA SCIENCES, INC.

By:     /s/ Richard S. Eiswirth, Jr.
Name: Richard S. Eiswirth, Jr.
Title: COO and CFO

IN WITNESS WHEREOF, the undersigned parties have executed this Irrevocable Waiver of Right to Designate Series A Director as of the date first above written.
PALO ALTO HEALTHCARE MASTER FUND, L.P.

By: Palo Alto Investors, LLC
Its General Partner

By: /s/ Patrick Lee
Name: Patrick Lee
Title: Member of the General Partner

PALO ALTO HEALTHCARE MASTER FUND II, L.P.

By: Palo Alto Investors, LLC
Its General Partner

By: /s/ Patrick Lee
Name: Patrick Lee
Title: Member of the General Partner

MICRO CAP PARTNERS, L.P.

By: Palo Alto Investors, LLC
Its General Partner

By: /s/ Patrick Lee
Name: Patrick Lee
Title: Member of the General Partner

IN WITNESS WHEREOF, the undersigned parties have executed this Irrevocable Waiver of Right to Designate Series A Director as of the date first above written.

SOFINNOVA VENTURE PARTNERS VIII, L.P.

By:    Sofinnova Management VIII, L.L.C.
    its General Partner

By:      /s/ James Healy

Name:     James Healy

Title: Managing Member